Exhibit 99.1

American Cannabis Company on PotStock Radio,

Sunday August 10th from 8:30pm to 10:00pm EST

Live, Weekly Broadcast to Interview Corey Hollister and Trent Woloveck, CEO and COO of American Cannabis Company

DENVER, CO – August 5, 2014 / - Brazil Interactive Media, Inc. d/b/a American Cannabis Company Inc. (OTCQB: BIMI) (the “Company” or “ACC”), today announced it would be interviewed by the hosts of PotStock Radio Sunday, August 10th from 8:30pm EST to 10:00pm EST.

PotStock Radio will interview Mr. Corey Hollister and Trent Woloveck of American Cannabis Company during their 90 minute broadcast. The host, Eric Butz and co-Hosts Ryan Godfrey and Chris Trace, will direct questions to Mr. Hollister and Mr. Woloveck for one hour, after which time listeners will be able to ask their own questions live on the broadcast, or through messaging #potsrockradio. Event details are as follows:

Date: Sunday, August 20, 2014

Time: 8:30pm ET to 10:00pm ET

Link: http://tobtr.com/s/6667547

Twitter: #potstockradio

"There is a lot of learning the public has already gained and even more to go to understand developing companies like ours in the medical cannabis sector," began ACC CEO Corey Hollister. “We are pleased to have been invited by PotStock Radio for this opportunity to tell the public, including the investment public, about our Company and also field questions about our sector and our place in it. We feel that platforms like Pot Stock Radio provide needed content to the public while availing management teams the ability to connect with their investors.”

About PotStock Radio

Potstockradio provides you with entertaining content and informative interviews with top companies in the medical marijuana space. Our community of listeners and pack members believe in the philosophy of spreading good karma and paying it forward while reaping in gains and knowledge in the MMJ sector.

About American Cannabis Company:

American Cannabis Company (“ACC”) owns and operates two vertically integrated businesses, American Cannabis Consulting and The Trade Winds Inc., which deliver an end-to-end solution for their customers and clients within the cannabis industry. Through these businesses, ACC provides industry specific advisory and consulting services, manufactures cultivation products and facilities, and manages a strategic group partnership that produces private label customer products. ACC has successfully procured licensing agreements for its clients in several states and is accessing existing and new growth opportunities, in both domestic and international cannabis markets.

For more information, please visit: www.americancannabiscompanyinc.com

Forward Looking Statements

This news release contains "forward-looking statements" which are not purely historical and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission. For more information, please visit www.sec.gov.

Contact:

Company

John Mattio

Corporate, Media and Investor Communications

Phone: (720) 466-3789

john@americancannabisconsulting.com